Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement of Altria Group, Inc. on Form S-14 (File No. 2-96149) and in Altria Group, Inc.’s Registration Statements on Form S-3 (File Nos. 333-35143 and 333-155009) and Form S-8 (File Nos. 333-28631, 33-10218, 33-13210, 33-14561, 33-40110, 33-48781, 33-59109, 333-43478, 333-43484, 333-128494, 333-139523, 333-148070 and 333-156188), of our report dated January 28, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Altria Group, Inc., which appears in this Current Report on Form 8-K of Altria Group, Inc. We also consent to the incorporation by reference of our report dated January 28, 2009 relating to the financial statement schedule, which appears in this Current Report on Form 8-K of Altria Group, Inc.

/s/ PricewaterhouseCoopers LLP

Richmond, Virginia

January 28, 2009